Exhibit 99.1
                        Earnings Release

L3Harris Technologies Reports Strong Second Quarter 2025 Results,
Increases 2025 Guidance

Highlights*
•Orders of $8.3 billion; book-to-bill of 1.5x
•Revenue of $5.4 billion, up 2%, and 6% organically
•Operating margin of 10.5%; Adjusted segment operating margin of 15.9%
•Diluted EPS of $2.44; Non-GAAP diluted EPS of $2.78, up 16%
•2025 guidance and 2026 outlook increased on strong performance and improved expectations

MELBOURNE, Fla., July 24, 2025 — L3Harris Technologies (NYSE: LHX) reported second quarter 2025 diluted EPS of $2.44 on second quarter 2025 revenue of $5.4 billion. Second quarter 2025 non-GAAP diluted EPS was $2.78. Reconciliations of non-GAAP results are detailed in tables beginning on page 11.

“We delivered impressive second-quarter results, led by a record book-to-bill of 1.5x, solid organic growth, and year-over-year adjusted segment operating margin expansion for the seventh consecutive quarter. This marks a clear inflection point, with our strongest top-line growth in six quarters and meaningful progress towards our 2026 Financial Framework. Our Trusted Disruptor strategy continues to drive differentiated, mission-critical solutions that meet our customers’ evolving needs while creating value for shareholders,” said Christopher E. Kubasik, Chair and CEO.
Kubasik added, “Defense is entering a generational investment cycle, as U.S. and allied budgets grow rapidly. Demand is accelerating, and our portfolio is aligned with key growth areas – Golden Dome, space, missiles, shipbuilding, autonomy, and resilient communications. With the flexibility of our business-model agnostic approach – able to win as a prime, sub, or merchant supplier – a focused national security portfolio, and competitive momentum from LHX NeXt, we’re confident in our path to sustained profitable growth and long-term value creation.”

___
*Organic revenue, adjusted segment operating margin and non-GAAP diluted EPS are non-GAAP financial measures defined on page 16.

SUMMARY FINANCIAL RESULTS*

Second Quarter	Year to Date	2025 Guidance
($ millions, except per share data)	2025	2024[1]	Change	2025	2024[1]	Change

Revenue (see Table 4 for organic revenue)
Communication Systems	$1,376	$1,346	$2,728	$2,640
Integrated Mission Systems	1,622	1,671	3,214	3,298
Space & Airborne Systems	1,787	1,707	3,398	3,458
Aerojet Rocketdyne	698	633	1,327	1,217
Corporate eliminations	(57)	(58)	(109)	(103)
Revenue	$5,426	$5,299	2%	$10,558	$10,510	—%	~$21.75B (Prior: $21.4B - 21.7B)

Operating income
Communication Systems	336	329	681	639
Integrated Mission Systems	214	200	417	385
Space & Airborne Systems	220	215	396	431
Aerojet Rocketdyne	93	81	169	158
Unallocated corporate expenses	(292)	(349)	(567)	(759)
Operating income	$571	$476	$1,096	$854

Adjusted segment operating income	$863	$825	5%	$1,663	$1,613	3%

Margin
Operating margin	10.5%	9.0%	10.4%	8.1%
Adjusted segment operating margin	15.9%	15.6%	30	bps	15.8%	15.3%	50	bps	mid - high 15%

Tax rate
Effective tax rate (GAAP)	12.6%	5.9%	14.1%	4.1%
Effective tax rate (non-GAAP)	9.5%	7.8%	11.5%	6.7%

EPS
Diluted EPS	$2.44	$1.92	$4.48	$3.40
Non-GAAP diluted EPS	$2.78	$2.40	16%	$5.18	$4.64	12%	$10.40 - $10.60 (Prior: $10.30 - $10.50)
Pension adjusted non-GAAP diluted EPS	$2.42	$1.98	22%	$4.38	$3.79	16%

Diluted weighted-average common shares outstanding	187.8	190.6	188.5	190.8

Cash flow
Cash from operations	$640	$754	(15%)	$598	$650	(8%)
Adjusted free cash flow	$574	$714	(20%)	$502	$558	(10%)	~$2.65B (Prior: $2.4B - $2.5B)

*A reconciliation of adjusted segment operating income and margin, non-GAAP effective tax rate, diluted EPS and pension adjusted diluted EPS, and adjusted free cash flow on a forward-looking basis to GAAP is not available without unreasonable effort due to the unavailability of items for exclusion from the GAAP measure. We are unable to address the probable significance of this information, the variability of which may have a significant impact on future GAAP results. See Non-GAAP Financial Measures on page 7 for more information.
1 2024 segment financial results recast to reflect strategic realignment of the Fuzing and Ordnance Systems (FOS) business from Integrated Mission Systems to Aerojet Rocketdyne, effective in 2025. See Table 9 - 2024 Segment Recast in our EX-99.1 Earnings Release for first quarter 2025.

Revenue: Second quarter revenue increased 2%, 6% organically, reflecting growth across all segments, primarily from higher volumes, new program ramps and increased international demand.
Operating Margin:
GAAP Operating Margin: Second quarter increased 150 bps to 10.5% primarily driven by lower unallocated corporate expenses, including lower LHX NeXt implementation costs, amortization of acquisition-related intangibles and the absence of business divestiture-related losses and impairment of goodwill that impacted 2024.

Adjusted Segment Operating Margin: Second quarter expanded 30 bps to 15.9% primarily driven by monetization of legacy end-of-life assets, aligned with our transformation and value creation priorities, and LHX NeXt driven cost saving across all segments, partially offset by impacts from higher margin Commercial Aviation Solutions (CAS) divestiture.
Diluted EPS:
GAAP Diluted EPS: Second quarter increased 27% to $2.44 driven by higher operating income and lower interest expense from decreased average outstanding short-term debt balances during second quarter 2025, partially offset by a higher effective tax rate.

Non-GAAP Diluted EPS and Pension Adjusted Non-GAAP Diluted EPS: Second quarter increased 16% to $2.78 and 22% to $2.42, respectively, from higher adjusted segment operating income and lower interest expense from decreased average outstanding short-term debt balances during second quarter 2025, partially offset by a higher effective tax rate.
Cash Flow:
Cash From Operations: Second quarter decreased 15% to $640 million driven by working capital timing and cash used for settlement of a longstanding legal matter, partially offset by growth in operating income.

Adjusted Free Cash Flow: Second quarter decreased 20% to $574 million, driven by working capital timing, cash used for settlement of a longstanding legal matter, partially offset by growth in operating income and lower capital expenditures.

SEGMENT RESULTS*

Communication Systems

	Second Quarter			Year to Date			2025 Guidance
($ millions)	2025	2024	Change	2025	2024	Change

Revenue	$1,376	$1,346	2%	$2,728	$2,640	3%	$5,600 - $5,700
Operating margin	24.4%	24.4%	— bps	25.0%	24.2%	80 bps	~25%

Revenue: Second quarter revenue increased 2% primarily driven by increased international demand for resilient communication equipment and related waveforms.
Operating Margin: Second quarter operating margin was flat, reflecting higher volume and LHX NeXt driven cost savings, partially offset by the absence of the favorable impact of legal settlements that impacted 2024.

Integrated Mission Systems

	Second Quarter			Year to Date			2025 Guidance
($ millions)	2025	2024	Change	2025	2024	Change

Revenue	$1,622	$1,671	(3)%	$3,214	$3,298	(3)%	~$6,400 (Prior: ~$6,300)
Operating margin	13.2%	12.0%	120 bps	13.0%	11.7%	130 bps	~12% (Prior: high 11%)

Revenue: Second quarter revenue decreased 3%, reflecting the divestiture of our CAS business in the first quarter of 2025. Excluding the divestiture impact, organic revenue increased 6% primarily due to ISR classified program ramp.
Operating Margin: Second quarter operating margin increased 120 bps to 13.2% primarily due to monetization of legacy end-of-life assets, aligned with our transformation and value creation priorities, partially offset by an unfavorable EAC adjustment from the resolution of a contract matter related to lower utilization on the Canadian Maritime Helicopter Program as it nears completion and impact from divestiture of our CAS business.

*Organic revenue is a non-GAAP financial measure defined on page 16.

Space and Airborne Systems

	Second Quarter			Year to Date			2025 Guidance
($ millions)	2025	2024	Change	2025	2024	Change

Revenue	$1,787	$1,707	5%	$3,398	$3,458	(2)%	~$7,100 (Prior: $6,900 - $7,100)
Operating margin	12.3%	12.6%	(30) bps	11.7%	12.5%	(80) bps	low 12%

Revenue: Second quarter revenue increased 5%, including the impact from the divestiture of our antenna business in the second quarter of 2024. Excluding the divestiture impact, organic revenue increased 7%, primarily from increased FAA volume in our Mission Networks business and higher volume and improved program performance in our Airborne Combat Systems business, partially offset by lower volumes in our Space Systems and Intel and Cyber businesses associated with program timing.
Operating Margin: Second quarter operating margin decreased 30 bps to 12.3% primarily from unfavorable mix, partially offset by monetization of legacy end-of-life assets aligned with our transformation and value creation priorities, improved program performance and LHX NeXt driven cost savings.

Aerojet Rocketdyne

	Second Quarter			Year to Date			2025 Guidance
($ millions)	2025	2024	Change	2025	2024	Change

Revenue	$698	$633	10%	$1,327	$1,217	9%	~$2,800
Operating margin	13.3%	12.8%	50 bps	12.7%	13.0%	(30) bps	mid 12%

Revenue: Second quarter revenue increased 10%, including the impact from the divestiture of our AOT business in the fourth quarter of 2024. Excluding the divestiture impact, organic revenue increased 12% from increased production volume across key missile and munitions programs and new program ramp.
Operating Margin: Second quarter operating margin increased 50 bps to 13.3%, primarily due to improved performance driven by LHX NeXt driven cost savings and a favorable contract resolution.

*Organic revenue is a non-GAAP financial measure defined on page 16.

2025 NON-GAAP EPS GUIDANCE BRIDGE
Our updated 2025 non-GAAP diluted EPS guidance reflects an increase of 200 to 300 basis points to the effective tax rate, resulting in a headwind of ~$0.30 at the midpoint. This impact is more than offset by strong first-half performance and increased guidance, driving a net increase of $0.10 to our full-year non-GAAP diluted EPS guidance.

2025 Guidance
Non-GAAP diluted EPS (Prior)	$10.30 - $10.50
H1 2025 performance and guidance update	~0.40
Non-GAAP EPS (Before tax reform impact)	$10.70 - $10.90
Impact of tax reform	~(0.30)
Non-GAAP diluted EPS (New)[1]	$10.40 - $10.60

SUPPLEMENTAL INFORMATION

2025
Other Information	Current	Prior

FAS/CAS operating adjustment	~$15 million	~$15 million
Non-service FAS pension income	~$285 million	~$270 million
Net interest expense	~$600 million	~$600 million
Effective tax rate on non-GAAP income[1]	13.5% - 14.5%	11.0% - 12.0%
Weighted-average diluted shares	~188	188 - 189
Capital expenditures	~2% revenue	~2% revenue

1Non-GAAP diluted EPS and effective tax rate on non-GAAP income are non-GAAP financial measures defined on page 16. A reconciliation of non-GAAP diluted EPS and effective tax rate on non-GAAP income guidance is not available. See Non-GAAP Financial Measures on page 7 for more information.

Forward-Looking Statements
This earnings release contains forward-looking statements within the meaning of federal securities laws made in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Examples include, but are not limited to: share repurchases; divestiture and realignment impacts; 2025 guidance; budget increases; anticipated LHX NeXt initiative costs and savings; supplemental information for 2025; projection of other financial items; and assumptions underlying any of the foregoing. Investors should not place undue reliance on forward-looking statements, which reflect management’s current expectations, estimates, projections, assumptions and information currently available to management, and are not guarantees of future performance or actual results. Important risks that could cause our results to differ materially from those expressed in or implied by these forward-looking statements or from our historical results include, but are not limited to, risks arising from: competitive markets; U.S. Government spending priorities; changes in contract mix; inflation; tariffs and potential trade disputes; unilateral contract action by the U.S. Government; uncertain economic conditions; future geo-political events; supply chain disruptions; impacts of LHX NeXt; indebtedness; defined benefit plan liabilities and returns; interest rates and other market factors; changes in effective tax rate or additional tax exposures; pending and contemplated divestitures. These and other important risks that could impact forward-looking statements are described more fully in the "Risk Factors" in our Form 10-K for fiscal 2024 and our Form 10-Q for Q1 2025 filed with the SEC. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are qualified by the cautionary statements in this section, and we have no duty to and disclaim any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events or developments or otherwise.

Non-GAAP Financial Measures
Management believes the adjustments to non-GAAP Financial Measures ("NGFMs") in the tables beginning on page 11 are useful to investors because the excluded costs do not reflect our ongoing operating performance. Such adjustments, considered together with the unadjusted GAAP financial measures, provide information that management believes is useful to investors to understand period-over-period operating results separate from items that management believes may disproportionately impact operating results in any particular period; however there is no guarantee that items excluded from NGFMs will not reoccur in future periods. Management also believes that NGFMs enhance the ability of investors to analyze business trends, understand performance and evaluate our initiatives to drive improved financial performance. Management utilizes NGFMs to guide forecasting and long-term planning and for compensation purposes. NGFMs should be considered in addition to, and not as a substitute for, financial measures presented in accordance with GAAP. A reconciliation of forward-looking NGFMs to GAAP is not available without unreasonable effort because of inherent difficulty in forecasting and quantifying comparable GAAP measures and applicable adjustments and other amounts necessary for a reconciliation because of potentially high variability, complexity and low visibility of applicable adjustments and other unusual amounts that could disproportionately impact future GAAP results, such as the impact of defined benefit plan performance, LHX NeXt, portfolio shaping activities, and the extent of tax deductibility.

Investor Relations Contact: Daniel Gittsovich, 321-724-3170 investorrelations@l3harris.com	Media Relations Contact: Sara Banda, 321-306-8927 media@l3harris.com

Table 1 - Condensed Consolidated Statement of Operations (Unaudited)

	Second Quarter		Year to Date
($ millions, except per share amounts)	2025	2024	2025	2024

Revenue	$5,426	$5,299	$10,558	$10,510
Cost of revenue	(4,091)	(3,939)	(7,873)	(7,802)
General and administrative expenses	(764)	(884)	(1,589)	(1,854)
Operating income	571	476	1,096	854
Non-service FAS pension income and other, net[1]	105	86	189	174
Interest expense, net	(152)	(172)	(302)	(348)
Income before income taxes	524	390	983	680
Income taxes	(66)	(23)	(139)	(28)
Net income	458	367	844	652
Noncontrolling interests, net of income taxes	—	(1)	—	(3)
Net income attributable to L3Harris	$458	$366	$844	$649

Earnings per share attributable to common shareholders
Basic	$2.45	$1.93	$4.50	$3.42
Diluted	$2.44	$1.92	$4.48	$3.40

Weighted-average common shares outstanding
Basic	187.0	189.7	187.7	189.8
Diluted	187.8	190.6	188.5	190.8

1“FAS” is defined as Financial Accounting Standards.

Table 2 - Consolidated Statement of Cash Flow (Unaudited)

	Second Quarter		Year to Date
($ millions)	2025	2024	2025	2024

Operating Activities
Net income	$458	$367	$844	$652
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	303	319	604	639
Share-based compensation	29	27	48	53
Net periodic benefit income	(66)	(71)	(150)	(143)
Share-based matching contributions under defined contribution plans	68	72	136	142
Deferred income taxes	(5)	(136)	(94)	(247)
(Increase) decrease in:
Receivables, net	64	(32)	(383)	(25)
Contract assets	(214)	175	(634)	(165)
Inventories, net	(6)	27	86	6
Other current assets	(3)	(36)	(22)	(26)
Increase (decrease) in:
Accounts payable	(14)	(209)	38	(200)
Contract liabilities	193	14	177	(138)
Compensation and benefits	130	69	25	(101)
Other current liabilities	(279)	103	(268)	85
Income taxes	48	108	321	211
Other operating activities	(66)	(43)	(130)	(93)
Net cash provided by operating activities	640	754	598	650
Investing Activities
Capital expenditures	(88)	(97)	(147)	(212)
Proceeds from sales of businesses, net of cash divested	—	158	831	158
Other investing activities	10	(3)	(18)	(4)
Net cash (used in) provided by investing activities	(78)	58	666	(58)
Financing Activities
Proceeds from issuances of long-term debt, net	—	4	—	2,241
Repayments of long-term debt	(606)	(357)	(611)	(2,607)
Change in commercial paper, maturities under 90 days, net	450	171	470	497
Proceeds from commercial paper, maturities over 90 days	—	208	—	688
Repayments of commercial paper, maturities over 90 days	—	(480)	—	(685)
Repurchases of common stock	(253)	(89)	(822)	(322)
Dividends paid	(225)	(221)	(453)	(445)
Other financing activities	24	20	1	33
Net cash (used in) provided by financing activities	(610)	(744)	(1,415)	(600)
Effect of exchange rate changes on cash and cash equivalents	13	2	18	(5)
Net decrease in cash and cash equivalents	(35)	70	(133)	(13)
Cash and cash equivalents, beginning of period	517	477	615	560
Cash and cash equivalents, end of period	$482	$547	$482	$547

Table 3 - Condensed Consolidated Balance Sheet (Unaudited)

($ millions)	June 27, 2025	January 3, 2025

Assets
Current assets
Cash and cash equivalents	$482	$615
Receivables, net	1,437	1,072
Contract assets	3,857	3,230
Inventories, net	1,258	1,330
Income taxes receivable	93	379
Other current assets	481	461
Assets of business held for sale	—	1,131
Total current assets	7,608	8,218
Non-current assets
Property, plant and equipment, net	2,742	2,806
Goodwill	20,372	20,325
Intangible assets, net	7,261	7,639
Deferred income taxes	89	120
Other non-current assets	3,168	2,893
Total assets	$41,240	$42,001
Liabilities and equity
Current liabilities
Short-term debt	$985	$515
Current portion of long-term debt, net	141	640
Accounts payable	2,033	2,005
Contract liabilities	2,317	2,142
Compensation and benefits	444	419
Other current liabilities	1,402	1,677
Liabilities of business held for sale	—	235
Total current liabilities	7,322	7,633
Non-current liabilities
Long-term debt, net	10,976	11,081
Deferred income taxes	800	942
Other non-current liabilities	2,864	2,766
Total liabilities	21,962	22,422
Total equity	19,278	19,579
Total liabilities and equity	$41,240	$42,001

Reconciliation of Non-GAAP Financial Measures

Table 4 - Organic Revenue Reconciliation (Unaudited)

	Second Quarter
	2025			2024
($ millions)	GAAP	Adjustments	Organic	GAAP	Adjustments[1]	Organic

CS	$1,376	—	$1,376	$1,346	—	$1,346
IMS	1,622	—	1,622	1,671	(138)	1,533
SAS	1,787	—	1,787	1,707	(32)	1,675
AR	698	—	698	633	(12)	621
Corporate eliminations	(57)	—	(57)	(58)	—	(58)
Revenue	$5,426	$—	$5,426	$5,299	$(182)	$5,117

	Year to Date
	2025			2024
($ millions)	GAAP	Adjustments	Organic	GAAP	Adjustments[1]	Organic

CS	$2,728	$—	$2,728	$2,640	$—	$2,640
IMS	3,214	—	3,214	3,298	(138)	3,160
SAS	3,398	—	3,398	3,458	(76)	3,382
AR	1,327	—	1,327	1,217	(20)	1,197
Corporate eliminations	(109)	—	(109)	(103)	—	(103)
Revenue	$10,558	$—	$10,558	$10,510	$(234)	$10,276

1Adjustment to exclude amounts attributable to divested businesses.

Table 5 - Reconciliation of Operating Income to Adjusted Segment Operating Income (Unaudited)

	Second Quarter		Year to Date
($ millions)	2025	2024	2025	2024

Operating income	$571	$476	$1,096	$854
Unallocated corporate department items
Amortization of acquisition-related intangibles	193	215	387	432
Unallocated corporate department expense, net	50	33	65	66
FAS/CAS operating adjustment	(3)	(6)	(6)	(13)
Total unallocated corporate department items	240	242	446	485
Significant and/or non-recurring items:
Merger, acquisition, and divestiture-related expenses[1]	13	21	30	61
Business divestiture-related losses and impairment of goodwill[1]	—	38	17	38
LHX NeXt implementation costs[1]	39	48	74	175
Total significant and/or non-recurring items	52	107	121	274
Unallocated corporate expenses	292	349	567	759
Adjusted segment operating income	$863	$825	$1,663	$1,613

1Refer to Key Terms and Non-GAAP Definitions on page 16.

Table 6 - Reconciliation of Effective Tax Rate to Effective Tax Rate on Non-GAAP Income (Unaudited)

	Second Quarter
	2025			2024
($ millions)	Earnings Before Tax	Tax Expense (Benefit)	Effective Tax Rate	Earnings Before Tax	Tax Expense	Effective Tax Rate

Income before income taxes	$524	$66	12.6%	$390	$23	5.9%
Merger, acquisition, and divestiture-related expenses[1]	13	3		21	7
Business divestiture-related losses and impairment of goodwill[1]	—	(18)		38	(2)
LHX NeXt implementation costs[1]	39	4		48	11
Non-GAAP income before income taxes	$576	$55	9.5%	$497	$39	7.8%

	Year to Date
	2025			2024
($ millions)	Earnings Before Tax	Tax Expense (Benefit)	Effective Tax Rate	Earnings Before Tax	Tax Expense	Effective Tax Rate

Income before income taxes	$983	$139	14.1%	$680	$28	4.1%
Merger, acquisition, and divestiture-related expenses[1]	30	4		61	16
Business divestiture-related losses and impairment of goodwill[1]	17	(23)		38	(2)
LHX NeXt implementation costs[1]	74	7		175	22
Non-GAAP income before income taxes	$1,104	$127	11.5%	$954	$64	6.7%

1Refer to Key Terms and Non-GAAP Definitions on page 16.

Table 7 - Reconciliation of Diluted EPS to Non-GAAP Diluted EPS and Pension Adjusted Non-GAAP Diluted EPS (Unaudited)

	Second Quarter		Year to Date
($ millions, except per share data)	2025	2024	2025	2024

Diluted weighted-average common shares outstanding	187.8	190.6	188.5	190.8

Diluted EPS	$2.44	$1.92	$4.48	$3.40
Significant and/or non-recurring items included in diluted EPS above:
Merger, acquisition, and divestiture-related expenses[1]	0.07	0.11	0.16	0.32
Business divestiture-related losses and impairment of goodwill[1]	—	0.20	0.09	0.20
LHX NeXt implementation costs[1]	0.21	0.25	0.39	0.92
Income taxes on above adjustments and other, net[2]	0.06	(0.08)	0.06	(0.20)
Non-GAAP diluted EPS[2]	$2.78	$2.40	$5.18	$4.64
Less: per share impact of:
FAS/CAS operating adjustment[3]	(0.01)	(0.03)	(0.03)	(0.06)
Non-service FAS pension income[3]	(0.35)	(0.39)	(0.77)	(0.79)
Pension adjusted non-GAAP diluted EPS	$2.42	$1.98	$4.38	$3.79

1Refer to Key Terms and Non-GAAP Definitions on page 16.
2Second quarter 2024 amount updated to exclude adjustment of $1.13 per share and $0.29 per share for amortization of acquisition-related intangible assets and related income tax expense, respectively. Year to date 2024 amount updated to exclude adjustment of $2.26 per share and $0.60 per share for amortization of acquistion-related intangible assets and related income tax expense, respectively.
3Net of tax effect.

Table 8 - Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow (Unaudited)

	Second Quarter		Year to Date
($ millions)	2025	2024	2025	2024

Net cash provided by operating activities	$640	$754	$598	$650
Capital expenditures	(88)	(97)	(147)	(212)
Proceeds from disposal of property, plant and equipment, net	9	—	9	—
Free cash flow	561	657	460	438
Cash used for merger, acquisition and severance[1]	13	57	42	120
Adjusted free cash flow	$574	$714	$502	$558

1Refer to Key Terms and Non-GAAP Definitions on page 16.

Key Terms and Non-GAAP Definitions

Description	Definition
Merger, acquisition, and divestiture-related expenses	Transaction and integration expenses associated with the AJRD acquisition; external costs related to pursuing acquisition and divestiture portfolio optimization; non-transaction costs related to divestitures; and salaries of employees in roles dedicated to planned divestiture and acquisition activity.
Business divestiture-related losses and impairment of goodwill	In 2024, includes loss on sale and impairment of goodwill recognized in connection with the sale of our antenna and related businesses and a loss associated with the then pending divestiture of our Commercial Aviation Solutions business. In 2025, includes loss recognized in connection with the sale of our Commercial Aviation Solutions business.
LHX NeXt implementation costs
Costs related to the LHX NeXt initiative are expected to continue into 2026 and are expected to include workforce optimization costs and incremental IT expenses for implementation of new systems, third-party consulting expenses and other related costs, including costs related to personnel dedicated to this project.

Organic revenue*	Excludes the impact of completed divestitures and is reconciled in Table 4.
Orders	Total value of funded and unfunded contract awards received from the U.S. Government and other customers, including incremental funding and adjustments to previous awards, excluding unexercised contract options and potential orders under ordering-type contracts, such as indefinite delivery, indefinite quantity (IDIQ) contracts.
Non-GAAP income before income taxes*	Represents income before income taxes adjusted for items reconciled in Table 6.
Effective tax rate on non-GAAP income*	Represents the effective tax rate (tax expense as a percentage of income before income taxes) adjusted for the tax effect of items reconciled in Table 6.
Adjusted segment operating income and margin*	On a consolidated basis represents operating income and margin, excluding unallocated corporate department items and items reconciled in Table 5.
Non-GAAP diluted EPS*	Represents EPS (earnings per share attributable to common shareholders) adjusted for items reconciled in Table 7.
Pension adjusted non-GAAP diluted EPS*	Represents Non-GAAP diluted EPS, described above, adjusted for the after tax per share impact of the FAS/CAS operating adjustment and Non-service FAS pension income reconciled in Table 7.
Adjusted free cash flow*
Net cash provided by operating activities less capital expenditures, plus proceeds from disposal of property, plant and equipment and cash used for merger, acquisition and severance reconciled in Table 8.

Cash used for merger, acquisition, and severance*	Cash related to merger, acquisition and divestiture-related expenses (described above) and severance costs included in LHX NeXt implementation costs.
_____
*Refer to Non-GAAP Financial Measures on page 7 for more information.